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                                                                   EXHIBIT 10.02


                            MICRONICS COMPUTERS, INC.
                            -------------------------

                              EMPLOYMENT AGREEMENT


           This Agreement is entered into as of March 14, 1997 by and between Micronics Computers, Inc., a Delaware corporation (the "Company"), having its principal place of business at 45365 Northport Loop West, Fremont, California 94538, and Shanker Munshani ("Employee"), residing at 3394 Shadow Leaf Drive, San Jose, California 95132. In consideration of the terms and conditions set forth in this Agreement, the parties agree as follows:

           1.       EMPLOYMENT AND DUTIES.

                    1.1 APPOINTMENT. The Company hereby continues to employ Employee and Employee hereby continues to accept employment with the Company upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Employee will be President of the Company, and his duties will be executive in nature, consistent with his title. He will report to the full Board of Directors (the "Board"). Employee currently serves as a member of the Board and will be renominated as a member of the Board so long as Employee remains an employee of the Company on the date of renomination. Employee hereby represents and warrants to the Company that he is free to enter into and fully perform this Agreement and the documents referred to herein.

                    1.2 NATURE OF EMPLOYMENT. During the term of his employment with the Company, Employee will devote his full skill, efforts, business time and attention to his employment with the Company. Employee will not perform services for compensation for any entity or person other than the Company without the prior express written consent of the Company after approval by resolution of the Board. However, Employee may participate in investment or other activities unrelated to employment for another for compensation to the extent that such activities do not preclude or conflict with his employment under this Agreement.

           2. TERM. The term of this Agreement will commence as of the date hereof and will terminate on the earlier of the death of the Employee or on the first anniversary of the date of this Agreement (the "Expiration Date").

           3.       TERMINATION OF EMPLOYMENT DURING TERM.

                    3.1  DEFINITIONS.

                             3.1.1  "Good Cause" shall mean (a) habitual neglect
or malfeasance of duty that continues uncured after 90 days notice by the Company to Employee, (b) dishonesty, (c) conviction of a felony, (d) inability to render services under this Agreement for any period in excess of 90 days out of any twelve-month period (whether due to ill health or otherwise), (e) failure to cure or cease repeated or a serious violation or violations of the Company's published and written rules, or of the directions of the Board, that remain or remains uncured 90 days after receipt of written notice thereof or (f) material or repeated breach of this Agreement, or of the Proprietary Rights and Confidentiality Agreement, dated November 12, 1994, between the Company and Employee (the


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                                                              Micronics/Munshani
                                                            Employment Agreement


"Proprietary Rights Agreement"), that remains uncured 90 days after receipt of written notice thereof.

                         3.1.2  "Severance" shall mean the remaining salary
that may be earned by Employee from the date of such termination to the end of the term hereof.

                    3.2 TERMINATION BY EMPLOYEE. Employee, in his sole discretion, may terminate his employment and his position as an officer of the Company at any time prior to the Expiration Date upon giving the Company at least 45 days prior written notice delivered to the other members of the Board at their last known addresses. Such termination will also terminate this Agreement.

                    3.3 TERMINATION BY THE COMPANY. The Company, in the sole discretion of the Board, may terminate the employment of Employee and his position as an officer of the Company prior to the Expiration Date, with or without Good Cause and without prior notice. Termination by the Company for Good Cause will terminate this Agreement. However, if the Company terminates without Good Cause, Severance will be paid to Employee over the remaining term of this Agreement, payable as and when Employee would have been paid had he remained employed by the Company to the date of each payment and this Agreement will be terminated in every other respect as of the date Employee ceases to be an officer and employee of the Company.

           4. COMPENSATION AND EXPENSES. In consideration for the services to be rendered to the Company under this Agreement in all capacities, including, without limitation, services as an officer, employee, director or member of any committee of the Board of the Company or any subsidiary thereof, during the term of this Agreement, Employee will be paid as follows:

                    4.1 SALARY. Retroactive from October 1, 1995, Employee's salary will be $230,000 per annum. Changes thereafter, either up or down, will be determined by the Board, in its sole discretion, at any time or from time to time. Any such salary will be payable in installments, as earned, less any normal payroll deductions, in accordance with prevailing payroll practices of the Company from time to time and shall be proportionately reduced to the extent that the Employee is not working full time for the Company. For purposes of this
Section 4.l, "full time" shall be defined by the Company's policy, as amended from time to time, concerning the number of hours which must be worked by an individual to be considered a full-time employee and, if no policy is set, "full time" shall mean at least 40 hours per week.

                    4.2 SEMI-ANNUAL BONUSES. The Board, in its sole discretion, may determine by resolution to pay Employee all or any portion of the following semi-annual bonuses upon the achievement of the following milestones in any Half Fiscal Year (defined below):

                         4.2.1   Definitions.

                                 (a) "Half Fiscal  Year" shall mean a six-
month period commencing on April 1 or on October 1 in any calendar year during the term of this Agreement and until April 1, 1998 so long as Employee is employed full-time by the Company for the entire six-month period, with the first such Half Fiscal Year to commence on April 1, 1997 and the last such Half Fiscal Year to commence October 1, 1997.

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                                                              Micronics/Munshani
                                                            Employment Agreement

                                     (b)  "Net Income" shall mean net income of
the Company, determined in accordance with generally accepted accounting principles for financial reporting purposes, consistently applied.

                                     (c) "Budget"  shall mean the Company's Net
Income appearing in the Company's budget prepared and approved by the Board just prior to, or within 30 days after commencement of, the Company's full fiscal year in which the Half Fiscal Year falls, as such budget may be amended by resolution of the Board and, if no such budget is prepared or approved with respect to any Half Fiscal Year, the term "Budget" shall mean at least $500,000 in Net Income for that Half Fiscal Year.

                             4.2.2   Net Income Bonus.  If actual Net Income for
any Half Fiscal Year is 80% or more of Budget, then, a "net income bonus," calculated as follows, will be payable in the Board's sole discretion with respect to such Half Fiscal Year: (a) an amount between zero and $60,000, in direct proportion to the amount of actual Net Income between 80% and 100% of Budget (e.g., if actual net income is 82% of Budget, then the amount is $6,000, or one-tenth of $60,000); plus (b) $5 for each $1,000 that actual Net Income exceeds Budget.

                             4.2.3   Other Bonuses. If other milestones or
achievements that are approved by resolution of the Board for the payment of bonuses to Employee are achieved, then a bonus in an amount up to $20,000 will be payable in the Board's sole discretion with respect to any Half Fiscal Year. During the term of this Agreement, Employee will not be entitled to any payments under the Company's Cash Bonus Plan and Profit Sharing Plan.

                             4.2.4    Bonus  Limitation.  Notwithstanding any
other provision of this Section 4.2, no bonus described in this Section 4.2 shall be paid to Employee in respect of any Half Fiscal Year if actual Net Income for such Half Fiscal Year is zero or a negative number and the total of the bonuses described in this Section 4.2 for any Half Fiscal Year shall be no greater than the amount by which actual Net Income exceeds zero with respect to such Half Fiscal Year.

                    4.3 ACQUISITION BONUS. In addition to the bonuses provided for in Section 4.2, the Company will pay to Employee a cash bonus of $100,000, payable at the sole discretion of the Board, if, during the term hereof and prior to September 15, 1997, the Company consummates (a) a merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party and the shareholders of the Company cease to hold at least a majority of the voting power of the surviving party or (b) the acquisition, directly or indirectly, by another party of more than 50% of the capital stock or assets of the Company by way of a negotiated purchase (each case under clauses (a) or (b) above being referred to as a "Corporate Event").

                    4.4 WHEN BONUS EARNED AND PAID. Each bonus provided for under this Section 4 shall be paid to Employee within 10 days after the Board has approved the same, in its discretion, by resolution duly adopted at a meeting or by written consent and (a) with respect to the bonuses described in
Section 4.2, actual Net Income has been determined for such Half Fiscal Year or
(b) with respect to the bonus described in Section 4.3, after the closing of the Corporate Event. For purposes of such meeting or written consent, Employee may be counted to establish a quorum

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                                                              Micronics/Munshani
                                                            Employment Agreement


but Employee's vote will not be counted in connection with such approval and such approval may occur subsequent to the termination of this Agreement. Accordingly, computation of any amount available for distribution shall not be construed to create Employee's rights to receive "wages" until Board approval has been obtained and such 10 day period has run.

                    4.5 BENEFITS. Except as to participation in the Company's Cash Bonus Plan or its Profit Sharing Plan, Employee will be provided with such vacation, disability, insurance and other benefits as are generally provided to any employee of the Company.

                    4.6 EXPENSES. The Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the Company's business, provided that such expenses are deductible to the Company, are in accordance with applicable policy set by the Board from time to time and are properly documented and accounted for in accordance with the policy of the Company and with the requirements of the Internal Revenue Service.

           5. COMPANY STOCK. Employee has been granted, as of the date hereof four separate options for the purchase in the aggregate of shares of the Company's Common Stock, described as follows:

            Date of Grant               Number of Shares                  Exercise Price Per Share
            -------------               ----------------                  ------------------------
              11/14/94                      50,000                               $4.75
              08/01/95                      50,000                               $4.00
              11/30/95                      50,000                               $3.375
              01/17/96                      50,000                               $3.375

An additional option for 75,000 shares of the Company's Common Stock will be granted under the 1989 Stock Option Plan of the Company subsequent to the execution of this Agreement at an exercise price equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the day preceding the date of Board approval of such grant. The new option will be (a) exercisable over a five-year period, (b) will vest monthly, in arrears, over a four-year vesting period commencing as if the option had commenced vesting on September 1, 1996 and (c) will be an Incentive Stock Option to the extent possible given the $100,000 per annum vesting restriction of applicable tax laws relating to Incentive Stock Options. Any further options granted to Employee will be at the sole discretion of the Board.

           6. COLLATERAL AGREEMENTS. Employee and the Company acknowledge that the Indemnification Agreement and the Proprietary Rights Agreement previously entered into between Employee and the Company will continue in full force and effect in accordance with their terms and will not terminate as a result of expiration or termination of this Agreement.

           7.       GENERAL PROVISIONS.

                    7.1 ARBITRATION. Employee and the Company shall submit to binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction

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                                                              Micronics/Munshani
                                                            Employment Agreement



over the parties. Such arbitration shall be conducted in accordance with the Rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Cost of the arbitration (including, without limitation, reasonable attorney's fees and disbursements) will be borne by the Company.

                    7.2 ENFORCEABILITY. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect. Remedies provided for in this Agreement are cumulative and are in addition to any other right or remedy granted to any party by contract, at law, in equity or otherwise.

                    7.3 NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

                    7.4 ASSIGNMENT. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors and personal representatives of the respective parties hereto.

                    7.5 WITHHOLDING. All sums payable to Employee hereunder shall be reduced by federal, state, local and other withholding and similar taxes or payments required by applicable law.

                    7.6 ENTIRE AGREEMENT; AMENDMENT. Except as specifically provided herein, this Agreement constitutes the entire and only agreement between the parties relating to employment of Employee by the Company, and supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

                    7.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid to the address of the



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                                                              Micronics/Munshani
                                                            Employment Agreement

relevant party as set forth above or as may be changed by notice given hereafter in accordance with the provisions of this Section 7.7.

                    7.8 GENERAL INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural includes the singular, and the masculine gender includes both male and female referents. This Agreement maybe executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EMPLOYEE:                               MICRONICS COMPUTERS, INC.



/s/ Shanker Munshani                    By: /s/ Wm. E. Shelander
-------------------------------         ---------------------------------
    Shanker Munshani                            Wm. E. Shelander
                                                Authorized Signatory




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